EX. 99.1

Hub Group, Inc. Announces Resignation of Mark A. Yeager

OAK BROOK, IL, August 10, 2015, -- Hub Group, Inc. (NASDAQ: HUBG)

Hub Group announced today that effective August 8, 2015 Mark A. Yeager resigned his position as President and Chief Operating Officer of Hub Group.  Mark will remain a member of Hub’s Board of Directors.

David P. Yeager, Hub’s Chairman and Chief Executive Officer, will be assuming Mark’s responsibilities on an interim basis while the Company selects a replacement.

David Yeager stated, “Mark worked at Hub for 23 years with steadily increasing responsibility. On behalf of Hub Group, I would like to thank Mark for his valuable contributions to Hub Group’s success and wish him the best in his future endeavors.”

CONFERENCE CALL

Hub will hold a listen only conference call at 5:00 p.m. Eastern Time on Monday, August 10, 2015 to discuss this announcement.

Hosting the conference call will be David Yeager, Chairman and Chief Executive Officer.

To participate in the conference call please dial (800) 447-0521 approximately five minutes prior to the start of the conference call and enter passcode 40464703.   The call will last approximately 10 minutes.  A telephonic playback will be available today starting at 7:00 p.m. Eastern time by dialing (888) 843-7419 and entering the passcode 4046 4703#.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2014 and our report on Form 10-Q for the period ended June 30, 2015. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745